UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 31, 2015

CLEAN ENERGY FUELS CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33480	33-0968580
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4675 MacArthur Court, Suite 800 Newport Beach, CA	92660
(Address of Principal Executive Offices)	Zip Code

(949) 437-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 31, 2015, Clean Energy Fuels Corp. (the “Company”) entered into an amended and restated employment agreement (each an “Agreement” and collectively the “Agreements”) with each of Andrew J. Littlefair, President and Chief Executive Officer, Robert M. Vreeland, Chief Financial Officer, Mitchell W. Pratt, Chief Operating Officer, Barclay F. Corbus, Senior Vice President, Strategic Development, and Peter J. Grace, Senior Vice President, Sales and Finance (each an “Executive Officer” and collectively the “Executive Officers”).

The Agreements supersede and replace in all respects the employment agreements between the Company and the Executive Officers that expired pursuant to their terms on December 31, 2015 (such agreements, as previously amended, restated, supplemented or modified, the “Prior Employment Agreements”); provided that, except as set forth below, the Agreements have the same material terms as the Prior Employment Agreements.

Each Agreement has an initial term ending on December 31, 2018, and thereafter renews for a one-year period.  Each Agreement provides that the Executive Officer is entitled to an annual base salary and is eligible for an annual cash bonus of up to a specified percentage of his then-current annual base salary under the terms of the Company’s performance-based cash bonus plan in effect for the applicable fiscal year.  The annual base salaries are the same as the Executive Officers’ 2015 base salaries and the annual cash bonus eligibility percentages are unchanged from the Prior Employment Agreements.

If the Company terminates an Executive Officer without “cause” (as such term is defined in the Agreements), if an Executive Officer resigns for “good reason” (as such term is defined in the Agreements) or if the Company does not renew an Agreement prior to expiration of the term or any renewal term, then the Executive Officer is entitled to (1) a lump-sum payment of an amount equal to the sum of (A) his annual base salary earned through the date of termination and any annual cash bonus earned for the prior year to the extent not previously paid, (B) any compensation previously deferred by the Executive Officer (together with any accrued interest or earnings thereon), (C) 150% of one year’s then-current annual base salary, (D) 150% of his previous year’s annual cash bonus actually earned under our performance-based cash bonus plan, and (E) any vacation pay accrued and not paid as of the date of termination, (2) after the end of the calendar year in which the termination occurs, a lump-sum payment of an amount equal to the annual cash bonus that would be payable to the Executive Officer under the Company’s performance-based cash bonus plan in respect of such year (based on the criteria applicable for that year), and (3) continuing participation, at the Company’s expense, for a period of one year from the date of termination in the benefit programs in which the Executive Officer was enrolled at the time of termination.  In addition, if the Company terminates an Executive Officer’s employment without cause or does not renew an Agreement within six months prior to or one year after a “change in control” (as such term is defined in the Agreements), or if an Executive Officer resigns for good reason within six months prior to or one year after the date of the change in control, then the Executive Officer is entitled to the severance benefits described above, except that the lump-sum payment described in (1) above for all Executive Officers except Mr. Littlefair shall consist of 225% of his then-current annual base salary, 225% of his previous year’s annual cash bonus actually earned under the Company’s performance-based cash bonus plan, and the amounts described in (A), (B) and (E); with respect to Mr. Littlefair, the lump-sum payment described in (1) above shall consist of 300% of his then-current annual base salary, 300% of his previous year’s annual cash bonus actually earned under the Company’s performance-based cash bonus plan, and the amounts described in (A), (B) and (E).  In consideration of the receipt of any severance benefits under the employment agreement, and as a precondition to their receipt, the Executive Officer must execute and deliver, and not revoke, a release in favor of the Company in the form attached to the Agreements.

For purposes of the Agreements, (1) “cause” means (A) the Executive Officer committing a material act of dishonesty against the Company, (B) the Executive Officer being convicted of a felony involving moral turpitude or (C) the Executive Officer committing a material breach of his confidentiality, trade secret, non-solicitation or invention assignment obligations under his Agreement; (2) “good reason” means an Executive Officer resigning from his employment after the Company (A) has materially diminished the Executive Officer’s duties, authority, responsibility, annual base salary, or annual incentive compensation opportunity, (B) materially breaches the Agreement; (C) changes the person to whom the Executive Officer reports, or (D) changes the location of Executive Officer’s principal place of employment; and (3) “change in control” means (A) any “person” (as defined or referred to in Section 3(a)(9) and/or 13(d)(1), et seq. of the Exchange Act and the associated rules of the Securities and Exchange Commission promulgated thereunder), other than an existing stockholder of the Company as of January 1, 2006, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 40% or more of the combined voting power of our then-outstanding securities, or (2) a merger or consolidation of the Company in which its voting securities immediately prior to the merger or consolidation do not represent, or are not converted into securities that represent, a majority of the combined voting power of all voting securities of the surviving entity immediately after the merger or consolidation, or (3) a sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company or a liquidation or dissolution of the Company, or (4) individuals who, as of the date of the Agreement, constitute the

Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided that, other than in connection with an actual or threatened proxy contest, any individual who becomes a director subsequent to the date of the Agreement, whose election, or nomination for election by the stockholders of the Company, was approved by the vote of at least a majority of the directors then in office shall be deemed a member of the Incumbent Board.

The Agreements do not include any “gross up” provision for any excise taxes that may be triggered in connection with a change in control under Sections 280G and 4999 of the Internal Revenue Code, and instead include a “best-net” cutback provision where benefits are reduced to avoid triggering any such excise taxes unless the after-tax benefit is greater to the Executive Officer without the cutback.  The Agreements also do not include any “gross-up” provision for taxes resulting from the automobile benefits provided to certain of the Executive Officers, as the gross-up provision contained in certain of the Prior Employment Agreements has been removed.

Complete copies of the Agreements are attached as Exhibits 10.106, 10.107, 10.108, 10.109 and 10.110 to this report and are incorporated herein by reference. The above summary of the Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreements.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
10.106	Employment Agreement between the Company and Andrew J. Littlefair
10.107	Employment Agreement between the Company and Robert M. Vreeland
10.108	Employment Agreement between the Company and Mitchell W. Pratt
10.109	Employment Agreement between the Company and Barclay F. Corbus
10.110	Employment Agreement between the Company and Peter J. Grace

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 31, 2015	Clean Energy Fuels Corp.

	By:	/s/ Andrew J. Littlefair
Name: Andrew J. Littlefair
Title: President and Chief Executive Officer